Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Nikolas Konstant, Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors of Cellteck, Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 8, 2013

By:	/s/ Nikolas Konstant
Name:	Nikolas Konstant
Title:	Chief Executive Officer, Chief Financial Officer, President, and Chairman

A signed original of this written statement required by Section 906 has been provided to Weinberg and Company and will be retained by Weinberg and Company and furnished to the Securities and Exchange Commission or its staff upon request